Exhibit 99.1

Contact:

Patricia Baronowski

Pristine Advisers, LLC

(631) 756-2486

EQUUS ANNOUNCES RESULTS OF

ANNUAL SHAREHOLDER MEETING

HOUSTON, TX – June 15, 2016 – Equus Total Return, Inc. (NYSE: EQS) (“Equus” or the “Fund”) announced the results of the Fund’s Annual Meeting of Stockholders which took place on Monday, June 13, 2016. The purpose of the meeting was to consider and approve the following four proposals:

(i)	elect the following seven director nominees, each for a term of one year:

•	Fraser Atkinson;
•	Richard F. Bergner;
•	Kenneth I. Denos;
•	Henry W. Hankinson;
•	John A. Hardy;
•	Robert L. Knauss; and
•	Bertrand des Pallieres;

(ii)	ratify the appointment of BDO USA, LLP (“BDO”) as the Fund’s independent auditor for the fiscal year ended December 31, 2016;

(iii)	approve on a non-binding advisory basis, the compensation paid to the Fund’s named executive officers in 2015; and

(iv)	approve the Fund’s 2016 Equity Incentive Plan.

Holders of 88.38% of the Fund’s outstanding shares were present in person or represented by proxy at the Annual Meeting and approved the election of the seven director nominees, the appointment of BDO for fiscal year 2016, the compensation paid to the Fund’s named executive officers in 2015 (non-binding), and the Fund’s 2016 Equity Incentive Plan. The specific voting results of the Annual Meeting are set forth in the Fund’s Current Report on Form 8-K filed today with the Securities and Exchange Commission.

About Equus

The Fund is a business development company that trades as a closed-end fund on the New York Stock Exchange, under the symbol "EQS". Additional information on the Fund may be obtained from the Fund’s website at www.equuscap.com.

This press release may contain certain forward-looking statements regarding future circumstances. These forward-looking statements are based upon the Fund’s current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements including, in particular, the risks and uncertainties described in the Fund’s filings with the SEC. Actual results, events, and performance may differ. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date hereof. The Fund undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by the Fund or any other person that the events or circumstances described in such statements are material.